UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 21, 2025

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202

(Address of Principal Executive Office)

(513) 397-9900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 21, 2025, the Board of Directors of Cincinnati Bell Inc. (the “Company”) appointed Gregory M. Wheeler as Chief Operating Officer, effective July 21, 2025.

Mr. Wheeler, 51, joined the Company in 2002, and has held a number of leadership roles, most recently as President – Business Markets.

There are no other arrangements or understandings between Mr. Wheeler and any other person pursuant to which Mr. Wheeler was appointed as Chief Operating Officer of the Company. There are also no family relationships between Mr. Wheeler and any director or executive officer of the Company, and Mr. Wheeler has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Wheeler received an amended and restated employment agreement on February 23, 2023, for his appointment to the role of President – Business Markets for the Company. The agreement provides that he will receive an annual base salary of at least a specified amount and an annual bonus targeted at not less than 100% of his base salary and that annually he will receive a formal performance review and be considered for base salary and/or bonus target increases. Effective with his appointment as Chief Operating Officer, Mr. Wheeler’s annual base salary will increase to $420,000 and his annual bonus will increase to $420,000 (100% of his base salary).

Under his amended and restated employment agreement, the Company is not permitted to terminate Mr. Wheeler’s employment within one year after the effective date of the agreement other than for cause or the executive’s death or disability. If his employment thereafter is terminated by the Company without cause or if constructive termination is deemed to have occurred, he will be entitled to receive, in addition to his accrued but unpaid compensation, a lump sum payment equal to two times his then current base salary plus continued access to medical, dental and vision coverage for a period of up to 18 months or, at the Company’s option, a lump sum payment equal to the amount the executive would be required to pay to continue group health coverage for 18 months.

Mr. Wheeler’s agreement also provides that he will not compete with the Company, nor solicit customers or employees of the Company, nor interfere with the Company’s business in any other way, for a period of two years following termination of employment.

The foregoing description of the amended and restated Employment Agreement is only a summary and is qualified in its entirety by reference to the complete terms and conditions of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2025.

Item 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	July 21, 2025	By:	/s/ Mary E. Talbott
Name: Mary E. Talbott Title: Chief Legal Officer